UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2014

California Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Blvd.
Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, California Resources Corporation terminated Retention Agreements that the company had assumed in connection with its separation from Occidental Petroleum Corporation with the company’s President and Chief Executive Officer, Todd Stevens; Executive Vice President — Northern Operations, Robert Barnes; and Executive Vice President — Finance, Roy Pineci.  The Retention Agreements tied certain benefits for the executives to the employment status of the chief executive officer of Occidental as described in the company’s Form 10 filed with the Securities and Exchange Commission on October 8, 2014.  In exchange for agreeing to the termination of their respective agreements Mr. Stevens received $850,000, Mr. Barnes received $350,000 and Mr. Pineci received $820,000.  A copy of the Form of Termination of Retention Agreement is attached as Exhibit 99.1 to this report.

Item 7.01                   Regulation FD Disclosure.

Also On December 17, 2014, California Resources Corporation posted an investor presentation in the “Investor Relations” section of its website available at http://www.crc.com/investor-relations.  A copy of the investor presentation is furnished as Exhibit 99.2 to this report.

Portions of this Current Report on Form 8-K contain forward-looking statements and involve risks and uncertainties that could materially affect the Company’s expectations. Actual results may differ from anticipated results sometimes materially. Factors that could cause results to differ include, but are not limited to commodity pricing; inability to reduce costs; compliance with regulations or changes in regulations and the ability to obtain government permits and approvals; vulnerability to economic downturns and adverse developments in our business due to our debt; insufficiency of our operating cash flow to fund planned capital investments; inability to implement our capital investment program profitably or at all; inability to drill identified locations when planned or at all; risks of drilling; regulatory initiatives relating to hydraulic fracturing and other well stimulation techniques; tax law changes; the subjective nature of estimates of proved reserves and related future net cash flows; concentration of operations in a single geographic area; any need to impair the value of our oil and natural gas properties; compliance with laws and regulations, including those pertaining to land use and environmental protection; restrictions on our ability to obtain, use, manage or dispose of water; concerns about climate change and air quality issues; catastrophic events for which we may be uninsured or underinsured; cyber attacks; operational issues that restrict production or market access. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, the Company does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect the Company’s expectations appear in “Risk Factors” of the Company’s Form 10.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Form of Termination of Retention Agreement
99.2	December 2014 Investor Slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Marshall D. Smith
	Name:	Marshall D. Smith
	Title:	Senior Executive Vice President and Chief Financial Officer

DATED: December 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Termination of Retention Agreement
99.2	December 2014 Investor Slides